Exhibit 5.1

_________________________ 2019

Matter No.: 710693

Doc Ref: 15178613

+1 345 814 7382

Matthew.Stocker@conyersdill.com

Powerbridge Technology Co., Ltd.

c/o the offices of Sertus Chambers Governors Square

Suite #5-204, 23 Lime Tree Bay Avenue

Cayman Islands

Dear Sirs,

Re: Powerbridge Technologies Co., Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission in the United States (“SEC”) on ________ 2019 (File No. 333-229128) (the “Registration Statement”) relating to (A) an initial public offering (the “IPO”) of 2,509,091 Company’s ordinary shares (the “IPO Shares”), par value US$0.00166667 per share, by the Company, as described in the prospectus (the “Prospectus”) forming part of the Registration Statement; (B) the issuances of underwriters compensation warrants (the “Underwriter Warrants”) exercisable for 175,636 Company’s ordinary shares by the Company to the underwriters in the IPO pursuant to the underwriting agreement (the “Underwriting Agreement”) dated _______ 2019 among the Company and the several underwriters for which MAXIM GROUP LLC and THE BENCHMARK COMPANY, LLC acting as representatives to the several underwriters and the underwriter warrant agreement (the “Underwriter Warrant Agreement”); and (c) the issuance of 175,636 Company’s ordinary shares underlying the Underwriter Warrants (the “Warrant Shares”, and together with the IPO Shares and Underwriter Warrants, the “Registered Securities”).

For the purposes of giving this opinion, we have examined copies of (i) the Registration Statement; (ii) the Underwriting Agreement; (iii) the Underwriter Warrant Agreement; and (iv) a Certificate of Good Standing (the “Certificate of Good Standing”) issued by the Registrar of Companies in relation to the Company on ________________ 2019 (the “Certificate Date”).

We have also reviewed the memorandum and articles of association of the Company and the resolutions in writing of the directors of the Company dated ______________ (the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were passed by written resolutions of the sole director of the Company, remain in full force and effect and have not been and will not be rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that any Registered Securities to be sold by the Company, will be issued by the Company against payment in full, in accordance with the terms and conditions as set forth in the Underwriting Agreement, the Underwriter Warrant Agreement (as to Underwriter Warrants and Warrant Shares), and the Registration Statement; and be duly registered in the Company’s register of members as applicable thereof which shall be equal to at least the par value thereof, (f) the effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; and (g) that the Prospectus contained in the Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

Pursuant to the Companies Law (“Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Registered Securities by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.

2.	The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the IPO Shares, will be US$50,000.00 divided into 30,000,000 shares of a par value of US$0.00166667 each.

3.	The issue of the Registered Securities has been duly authorised and, when issued and paid for in accordance with the Resolutions and the Registration Statement (and the underwriter warrant agreement, as to the Warrant Shares), the Registered Securities will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Registered Securities).

4.	The statements under the caption “Taxation – Cayman Island Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman